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                                                                  EXHIBIT (A)(3)
                           TRIKON TECHNOLOGIES, INC.

OFFER TO EXCHANGE EACH $1,000 PRINCIPAL AMOUNT OF 7 1/8% CONVERTIBLE SUBORDINATED NOTES DUE OCTOBER 15, 2001 INTO 262.7339 SHARES OF COMMON STOCK,
34.7826 SHARES OF SERIES H PREFERRED STOCK AND .3393 SHARES OF SERIES I PREFERRED STOCK.

                              CUSIP NO. 72753MAA7

 THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY 11, 1998, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (SUCH TIME AND DATE, AS EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS OF 7 1/8% CONVERTIBLE SUBORDINATED NOTES DUE OCTOBER 15, 2001 MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.


                                                                 APRIL 14, 1998

To Brokers, Dealers, Commercial Banks, Trust Companies And Other Nominees:

  We are enclosing herewith the material listed below relating to the offer (the "Note Exchange Offer") by Trikon Technologies, Inc. (the "Company") to exchange each $1,000 principal amount of the Company's 7 1/8% Convertible Subordinated Notes due October 15, 2001 (the "Notes") into 262.7339 shares of the Company's Common Stock, no par value per share, 34.7826 shares of the Company's Series H Preferred Stock, $10 stated amount per share, and .3393 shares of the Company's Series I Junior Participating Preferred Stock, no par value per share (collectively, referred to as the "Note Exchange Consideration"). Consummation of the Note Exchange Offer is subject to, among other things, satisfaction of the conditions set forth in the Offering Circular referred to below under the heading "The Exchange Offer--Conditions to the Exchange Offer."

  We are asking you to contact your clients for whom you hold Notes registered in your name or in the name of your nominee. In addition, we are asking you to contact your clients who, to your knowledge, hold Notes registered in their own name.

  Enclosed for your information and use are copies of the following documents:

  1. Offering Circular

  2. A BLUE Note Consent and Letter of Transmittal for your use in connection with the tender of Notes and for the information of your clients;

  3. A SALMON form of letter that may be sent to your clients for whose accounts you hold Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Note Exchange Offer;

  4. A BUFF form of Notice of Guaranteed Delivery;

  5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

  6. A BLUE return envelope addressed to the Exchange Agent.

  WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE NOTE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY 11, 1998, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (SUCH TIME AND DATE, AS EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). NOTES TENDERED PURSUANT TO THE NOTE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE OFFERING CIRCULAR, AT ANY TIME PRIOR TO THE EXPIRATION DATE.
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  In all cases, the Note Exchange Consideration will be issued for Notes accepted for exchange pursuant to the Note Exchange Offer only after timely receipt by the Exchange Agent of such (or confirmation of, or an Agent's Message with respect to, book-entry transfer of such Notes into the Exchange Agent's account at one of the Book-Entry Transfer Facilities (as defined in the Offering Circular)), of a Note Consent and Letter of Transmittal (or facsimile thereof), properly completed and validly executed, and any other required documents.

  If holders of Notes wish to tender, but it is impracticable for them to forward their Notes or other required documents prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures described in the Offering Circular under the heading "The Exchange Offer-- Procedures for Tendering Notes--Guaranteed Delivery."

  Procedures for Tendering of Notes are set forth in the Offering Circular under the caption "The Exchange Offer--Procedures for Tendering Notes ." Holders of Notes who wish to exchange their Notes must use either the Note Consent and Letter of Transmittal distributed with the Offering Circular or a facsimile or electronic copy thereof or an electronic agreement to comply with the terms thereof. In addition, holders of Notes who are following the procedures for guaranteed delivery set forth in the Offering Circular must use the Notice of Guaranteed Delivery distributed with the Offering Circular.

  The Company will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders of Notes pursuant to the Offering Circular. However, the Company will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay or cause to be paid any transfer taxes payable with respect to the transfer of Notes to it, except as otherwise provided in Instruction 7 of the Note Consent and Letter of Transmittal.

  Any inquiries you may have with respect to the Note Exchange Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, U.S. Trust Company of California, N.A., the Exchange Agent, at its address and telephone number set forth on the back cover page of the Offering Circular.

                                          Very truly yours,

                                          Trikon Technologies, Inc.

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY, THE EXCHANGE AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE NOTE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.